Exhibit 5

INTERNATIONAL BUSINESS MACHINES CORPORATION

Office of the Vice President, Assistant General Counsel and Secretary

Armonk, New York 10504

July 27, 2010

Ladies & Gentlemen:

As a Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation (“IBM”) and an attorney duly admitted to practice in the State of New York, I am giving this opinion in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) of senior or subordinated debt securities (the “IBM Debt Securities”) of IBM, to be issued under an Indenture dated as of October 1, 1993, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995 (the “IBM Senior Indenture”), between IBM and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (National Association) (the “Senior Trustee”) or an Indenture (the “IBM Subordinated Indenture”) to be entered into between IBM and a Trustee (the “Subordinated Trustee”), and debt securities (the “IIGC Debt Securities”) of IBM International Group Capital LLC (“IIGC”), fully and unconditionally guaranteed (the “Guarantees”) by IBM, to be issued under an indenture (the “IIGC Indenture”) entered into between IIGC and The Bank of New York dated as of August 13, 2007, as trustee (the “IIGC Trustee”) and a guarantee agreement (the “Guarantee Agreement”) entered into between IBM and the IIGC Trustee as of August 13, 2007, preferred stock (the “Preferred Stock”) of IBM, depositary shares (the “Depositary Shares”) of IBM representing a fractional interest in a share of Preferred Stock, capital stock (the “Capital Stock”) of IBM and/or warrants to purchase Debt Securities, Preferred Stock or Capital Stock (the “Warrants”) of IBM (the IBM Debt Securities, IIGC Debt Securities, Guarantees, Preferred Stock, Depositary Shares, Capital Stock and Warrants are collectively referred to herein as the “Securities”).

I, working together with competent members of my legal staff acting under my direct supervision and control, have examined the Certificate of Incorporation of IBM, as amended; the By-laws of IBM, the Certificate of Formation of IIGC, the Limited Liability Company Agreement of IIGC, the Senior IBM Indenture; and the forms of Subordinated IBM Indenture, IIGC Indenture, Guarantee Agreement and Deposit Agreement (the “Deposit Agreement”) filed as Exhibits to the Registration Statement. In addition, I am familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by IBM and IIGC.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement, Pricing Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by IBM or IIGC and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, I am of the opinion that:

(1)           IBM has been duly incorporated and is a validly existing corporation under the laws of the State of New York.

(2)           IIGC has been duly created and is a validly existing limited liability company under the laws of the State of Delaware.

(3)           with respect to IBM Debt Securities to be issued under either the Senior IBM Indenture or Subordinated IBM Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior IBM Indenture or Subordinated IBM Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated IBM Indenture or Senior IBM Indenture, as applicable, (C) the Senior IBM Indenture or Subordinated IBM Indenture, as applicable, has been duly authorized and validly executed and delivered by IBM to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior IBM Indenture or Subordinated IBM Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of IBM or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such IBM Debt Securities, the terms of the offering thereof and related matters, and (F) such IBM Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior IBM Indenture or Subordinated IBM Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such IBM Debt Securities will be validly issued and will constitute valid and binding obligations of IBM, enforceable against IBM in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(4)           with respect to IIGC Debt Securities to be issued under the IIGC Indenture and the Guarantees to be issued under the Guarantee Agreement, when (A) the IIGC Trustee is qualified to act as IIGC Trustee under the IIGC Indenture and Guarantee Agreement, (B) the IIGC Trustee has duly executed and delivered the IIGC Indenture and Guarantee Agreement, (C) the IIGC Indenture has been duly authorized and validly executed and delivered by IIGC to the IIGC Trustee and the Guarantee Agreement has been duly authorized and validly executed and delivered by IBM to the IIGC Trustee, (D) the IIGC Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Managing Members (the “Managers”) of IIGC have taken all necessary action to approve the issuance and terms of such IIGC Debt Securities, the terms of the offering thereof and related matters and the Board has taken all necessary corporate action to approve the issuance and terms of the Guarantees of such IIGC Debt Securities, the terms of the offering thereof and related matters, and (F) such IIGC Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the IIGC Indenture, the Guarantee Agreement  and the applicable definitive purchase, underwriting or similar agreement approved by the Managers and the Board, upon payment of the consideration therefor provided for therein, such IIGC Debt Securities will be validly issued and will constitute valid and binding obligations of IIGC, enforceable against IIGC in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) and such Guarantees will be validly issued and will constitute valid and binding obligations of IBM, enforceable against IBM in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(5)           with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Amendment relating to such Preferred Stock (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of New York, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(6)           with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of New York, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by IBM and the Depositary appointed by IBM, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

(7)           with respect to shares of Capital Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Capital Stock and related matters and (B) certificates representing the shares of Capital Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Capital Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Capital Stock), then the shares of Capital Stock will be validly issued, fully paid and nonassessable; and

(8)           with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by IBM and the Warrant Agent appointed by IBM, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

I understand that I may be referred to, as counsel who has passed upon the validity of the IBM Debt Securities, IIGC Debt Securities or Guarantees or the issuance of the Preferred Stock, Depositary Shares, Capital Stock or Warrants on behalf of IBM or IIGC, in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and I hereby consent to such use of my name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto.

/s/ Andrew Bonzani
Andrew Bonzani